Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159220, No. 333-164405, No. 333-171571 and No. 333-179046) and Form S-3 (No. 333-175724) of Bridgepoint Education, Inc. of our report dated March 6, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
March 6, 2012